Exhibit 10.1

AMENDMENT NO. 1, dated as of December 20, 2010 (this “Amendment”), to that Investment Agreement, dated as of November 4, 2010 (the “Agreement”), by and between Central Pacific Financial Corp., a Hawaii corporation (the “Company”), and Carlyle Financial Services Harbor, L.P., a Delaware limited partnership (the “Investor”).  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

RECITALS

A. Pursuant to Section 6.4 of the Agreement, the Company and the Investor may amend the Agreement in writing; and

B. The parties desire to make certain amendments to the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.1 Amendments.

(a) The Agreement is hereby amended by replacing each instance of “$0.75” with “$0.50” in each of Recitals A, B and C and Sections 1.1 and 1.2(c)(ii)(M) of the Agreement.

(b) The Agreement is hereby amended by replacing each instance of “25%” with “32.5%” in each of Recital C and Section 1.2(c)(ii)(M) of the Agreement.

(c) Section 3.15(b) of the Agreement is hereby amended and restated as follows:  “Each Right shall entitle the holder thereof to purchase a specified number of Common Shares, provided that (i) no such holder shall thereby exceed, together with any other Person with whom such holder may be aggregated under applicable Law, 4.99% beneficial ownership of the Company’s equity securities and (ii) the aggregate purchase price of all Common Shares purchased in the Rights Offering shall not exceed $20,000,000.”

(d) Section 3.15(c) of the Agreement is hereby amended and restated as follows:  “In the event the Rights Offering is over-subscribed, subscriptions by holders of Rights shall be reduced proportionally based on the number of Common Shares such holders elect to purchase pursuant to their over-subscription privilege.”

1.2 General.

(a) Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the terms thereof.  All references in the Agreement to “this Agreement” shall be deemed to refer to the Agreement as amended by this Amendment.

(b) For the convenience of the parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(c) The provisions of Article 6 (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

CENTRAL PACIFIC FINANCIAL CORP.

By:	/s/ Glenn K.C. Ching
	Name:	Glenn K.C. Ching
	Title:	Senior Vice President

CARLYLE FINANCIAL SERVICES HARBOR, L.P.

By:	TCG Financial Services, L.P., its general partner

By:	Carlyle Financial Services, Ltd., its general partner

By:	/s/ John Redett
	Name:	John Redett
	Title:	Principal